Exhibit 4.4

TELECOM ARGENTINA S.A.

the Issuer, as successor to Cablevisión S.A.,

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Paying Agent, Registrar and Transfer Agent

and

BANCO COMAFI S.A.,

(as successor to Deutsche Bank S.A.)

as Argentine Registrar and Transfer Agent, Argentine Paying Agent and

Representative of the Trustee in Argentina

Supplemental Indenture

Dated as of July 12, 2018

6.500% Senior Notes due 2021

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	3
Section 1.02.	Certain Conventions	3

ARTICLE 2
ASSUMPTION

Section 2.01.	Assumption	3

ARTICLE 3
MISCELLANEOUS

Section 3.01.	Governing Law	4
Section 3.02.	Separability	4
Section 3.03.	Effectiveness	4
Section 3.04.	Counterparts	4

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THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of July 12, 2018, is among Telecom Argentina S.A. (the “Company” or the “Issuer”), a sociedad anónima organized, existing and incorporated in the City of Buenos Aires, Argentina under the laws of Argentina on July 13, 1990, with a term of duration expiring on July 13, 2089, and registered with the Public Registry of Commerce under number 4570, Book 108 of Volume A of corporations, having its principal executive offices at Avda. Alicia Moreau de Justo 50, Ciudad Autónoma de Buenos Aires, Argentina, as successor to Cablevisión S.A. (“Cablevisión”), effective as of January 1, 2018, Deutsche Bank Trust Company Americas, as Trustee, Paying Agent, Registrar and Transfer Agent and Banco Comafi S.A., as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina. Unless defined herein, a term defined in the Amended Indenture (as defined below) has the same meaning when used in this Supplemental Indenture.

RECITALS

WHEREAS, Cablevisión, the Trustee, Deutsche Bank S.A. (succeeded by Banco Comafi S.A.) and Deutsche Bank Luxembourg S.A. executed and delivered an indenture, dated as of June 15, 2016, as amended and restated by the amended and restated indenture, dated as of December 11, 2017 (the “Amended Indenture”), providing for the issuance of the Cablevisión’s 6.500% Senior Notes due 2021 (the “Notes”);

WHEREAS, in furtherance of the definitive merger agreement between the Company and Cablevisión dated as of October 31, 2017, effective on January 1, 2018, Cablevisión merged into the Company and the Company succeeded to Cablevisión in all of Cablevisión’s assets and liabilities, included those under the Amended Indenture and the Notes (the “Merger”);

WHEREAS, Section 5.01 of the Amended Indenture provides that Cablevisión will not in a single transaction or series of related transactions, (i) consolidate with, amalgamate or merge with or into any Person, or (ii) sell, convey, assign, transfer, or otherwise dispose of (or cause or permit any Subsidiary to sell, convey, assign, transfer, or otherwise dispose of) all or substantially all of its assets as an entirety or substantially an entirety (determined on a consolidated basis for Cablevisión and its Subsidiaries) to any Person unless, among other requirements, such Person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of Cablevisión under the Amended Indenture and the Notes;

WHEREAS, on the date hereof, the Trustee has been provided with an Officers’ Certificate and an Opinion of Counsel, in each case stating that the Merger and this Supplemental Indenture comply with the Amended Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been performed; the execution and delivery of this Supplemental Indenture does not require notice to or the consent of any

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Noteholder pursuant to Section 9.01(a)(ii); and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW THEREFORE, WITNESSETH that, for and in consideration of the premises set forth above, and for the purpose of reflecting the Company as successor to Cablevisión and the assumption of its obligations under the Notes, in compliance with the Amended Indenture, including, without limitation, Section 5.01 of the Amended Indenture, it is mutually covenanted and agreed, for the benefit of all Holders from time to time, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Except insofar as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Amended Indenture shall remain in full force and effect. The Amended Indenture is in all respects ratified and confirmed, and the Amended Indenture and this Supplemental Indenture, shall be read, taken and considered as one and the same instrument for all purposes and every Holder authenticated and delivered under the Amended Indenture shall be bound hereby. In the event of conflict between the terms and conditions of the Amended Indenture and this Supplemental Indenture, then the terms of this Supplemental Indenture shall prevail.

Section 1.02. Certain Conventions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)          a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(b)                              the singular includes the plural and vice versa;

(c)          a reference to a Section or Article is to a Section or Article of this Supplemental Indenture; and

(d)                             headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

ASSUMPTION

Section 2.01. Assumption. Effective as of January 1, 2018, the Company expressly assumed all of the obligations of Cablevisión under the Amended Indenture and the Notes in compliance with Section 5.01 of the Amended Indenture.

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ARTICLE 3

MISCELLANEOUS

Section 3.01. Governing Law. Jurisdiction. (a) This Supplemental Indenture shall be governed by, and construed in accordance with, the laws set forth in Section 10.06(a) of the Amended Indenture.

(b) Each of the parties hereto irrevocably submits to the jurisdiction set forth in Section 10.06(b) of the Amended Indenture, in any action or proceeding arising out of or relating to this Supplemental Indenture, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined as set forth in Section 10.06(b) of the Amended Indenture.

Section 3.02. Separability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.03. Effectiveness. This Supplemental Indenture and the Company’s express assumption of all the obligations of Cablevisión under the Amended Indenture and the Notes are binding as of January 1, 2018.

Section 3.04. Counterparts. The parties may sign this Supplemental Indenture in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

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TELECOM ARGENTINA S.A., as Issuer

By::	/S/ GABRIEL PABLO BLASI
Name: Gabriel Pablo Blasi
Title: Chief Financial Officer

By::	/S/ JUAN MARTIN VICO
Name: Juan Martin Vico
Title: Attorney-in-fact

[Signature Page – Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Paying Agent, Registrar and Transfer Agent

By: Deutsche Bank National Trust Company

By:	/S/ CHRIS NIESZ
Name: Chris Niesz
Title: Vice President

By:	/S/ ROBERT S. PESCHLER
Name: Robert S. Peschler
Title: Vice President

[Signature Page – Supplemental Indenture]

BANCO COMAFI S.A. (as successor to Deutsche Bank S.A.), as Argentine Registrar and Transfer Agent, Argentine Paying Agent and Representative of the Trustee in Argentina

By:	/S/ CARLOS MARÍA PIÑEYRO
Name: Carlos María Piñeyro
Title: Attorney in Fact

By:	/S/ BIBIANA OGASAWARA
Name: Bibiana Ogasawara
Title: Attorney in Fact

[Signature Page – Supplemental Indenture]